Exhibit 25(a)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Lamar Media Corp.

(Exact name of obligor as specified in its charter)

Delaware	72-1205791
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Arizona Logos, L.L.C.	Arizona	27-2892296
Colorado Logos, Inc.	Colorado	84-1480715
Delaware Logos, L.L.C.	Delaware	51-0392715
Florida Logos, Inc.	Florida	65-0671887
Georgia Logos, L.L.C.	Georgia	72-1469485
Interstate Logos, L.L.C.	Louisiana	72-1490893
Kansas Logos, Inc.	Kansas	48-1187701
Kentucky Logos, LLC	Kentucky	62-1839054
Lamar Advantage GP Company, LLC	Delaware	72-1490891
Lamar Advantage Holding Company	Delaware	76-0619569
Lamar Advantage LP Company, LLC	Delaware	76-0637519
Lamar Advantage Outdoor Company, L.P.	Delaware	74-2841299
Lamar Advertising of Colorado Springs, L.L.C.	Colorado	72-0931093
Lamar Advertising of Kentucky, Inc.	Kentucky	61-1306385
Lamar Advertising of Louisiana, L.L.C.	Louisiana	72-1462297
Lamar Advertising of Michigan, Inc.	Michigan	38-3376495
Lamar Advertising of Oklahoma, Inc.	Oklahoma	73-1178474
Lamar Advertising of Penn, LLC	Delaware	72-1462301
Lamar Advertising of South Dakota, L.L.C.	South Dakota	46-0446615
Lamar Advertising of Youngstown, Inc.	Delaware	23-2669670
Lamar Advertising Southwest, Inc.	Nevada	85-0113644
Lamar Air, L.L.C.	Louisiana	72-1277136
Lamar Benches, Inc.	Oklahoma	73-1524386
Lamar Central Outdoor, LLC	Delaware	20-2471691
Lamar DOA Tennessee Holdings, Inc.	Delaware	41-1991164
Lamar Electrical, Inc.	Louisiana	72-1392115
Lamar Florida, L.L.C.	Florida	72-1467178
Lamar I-40 West, Inc.	Oklahoma	73-1498886
Lamar Obie Corporation	Delaware	33-1109314
Lamar OCI North, L.L.C.	Delaware	38-2885263
Lamar OCI South Corporation	Mississippi	64-0520092
Lamar Ohio Outdoor Holding Corp.	Ohio	34-1597561
Lamar Oklahoma Holding Company, Inc.	Oklahoma	73-1474290
Lamar Pensacola Transit, Inc.	Florida	59-3391978
Lamar T.T.R., L.L.C.	Arizona	86-0928767
Lamar Tennessee, L.L.C.	Tennessee	72-1309007
Lamar Texas Limited Partnership	Texas	72-1309005
Louisiana Interstate Logos, L.L.C.	Louisiana	26-3654514
Maine Logos, L.L.C.	Maine	72-1492985
Michigan Logos, Inc.	Michigan	38-3071362
Minnesota Logos, Inc.	Minnesota	41-1800355
Mississippi Logos, L.L.C.	Mississippi	72-1469487
Missouri Logos, LLC	Missouri	72-1485587
Montana Logos, LLC	Montana	45-3444460
Nebraska Logos, Inc.	Nebraska	72-1137877
Nevada Logos, Inc.	Nevada	88-0373108
New Jersey Logos, L.L.C.	New Jersey	72-1469048
New Mexico Logos, Inc.	New Mexico	85-0446801
O. B. Walls, Inc.	Oregon	93-1013167
Ohio Logos, Inc.	Ohio	72-1148212
Oklahoma Logos, L.L.C.	Oklahoma	72-1469103
Outdoor Marketing Systems, L.L.C.	Pennsylvania	N/A
Outdoor Promotions West, LLC	Delaware	22-3598746
Pennsylvania Logos, LLC	Pennsylvania	26-4399994
South Carolina Logos, Inc.	South Carolina	58-2152628
Tennessee Logos, Inc.	Tennessee	62-1649765
The Lamar Company, L.L.C.	Louisiana	72-1462298
TLC Farms, L.L.C.	Louisiana	20-0634874

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
TLC Properties II, Inc.	Texas	72-1336624
TLC Properties, Inc.	Louisiana	72-0640751
TLC Properties, L.L.C.	Louisiana	72-1417495
Triumph Outdoor Holdings, LLC	Delaware	13-3990438
Triumph Outdoor Rhode Island, LLC	Delaware	05-0500914
Utah Logos, Inc.	Utah	72-1148211
Virginia Logos, LLC	Virginia	62-1839208
Washington Logos, L.L.C.	Washington	73-1648809
Wisconsin Logos, LLC	Wisconsin	45-1837323

5321 Corporate Boulevard Baton Rouge, Louisiana	70808
(Address of principal executive offices)	(Zip code)

5% Senior Subordinated Notes due 2023

and Guarantees of 5% Senior Subordinated Notes due 2023

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 24th day of January, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business September 30, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	752
Interest-bearing balances	384
Securities:
Held-to-maturity securities	0
Available-for-sale securities	664,282
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	66,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	6,314
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	166,282
Other assets	127,866

Total assets	$1,888,693

LIABILITIES

Deposits:
In domestic offices	535
Noninterest-bearing	535
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	230,606
Total liabilities	231,141
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	530,026
Accumulated other comprehensive income	5,006
Other equity capital components	0
Not available
Total bank equity capital	1,657,552
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,657,552

Total liabilities and equity capital	1,888,693

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)